                                                                   EXHIBIT 10.16

                                 LOAN AGREEMENT

         AGREEMENT dated as of November 21, 1997, between AMSOUTH BANK f/k/a AMSOUTH BANK OF FLORIDA (the "Lender") and UNITED FINANCIAL HOLDINGS, INC. f/k/a PINELLAS BANCSHARES CORPORATION (the "Borrower");

         IN CONSIDERATION OF THE PREMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES AGREE AS
FOLLOWS:

SECTION 1.  DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Advance" shall mean the amount lent by the Lender to the Borrower hereunder, or where the context so requires, the amount thereof then outstanding, which is senior to all other indebtedness of Borrower. The term advance shall include the advance made on June 13, 1994 (the "1994 Advance") and any future advances granted to Borrower hereunder.

         "Agreement" shall mean this Loan Agreement, as the same may from time to time be amended. Upon satisfaction by Borrower of the conditions precedent set forth in Section 3 and the making of the 1997 Advance to Borrower by Lender, this Loan Agreement shall supersede and replace that certain Loan Agreement dated June 13, 1994 between AmSouth Bank of Florida and Pinellas Bancshares Corporation.

         "Assets" shall have the meaning given to it on the financial statements of the Bank referred to in Section 4(g).

         "Bank" shall mean United Bank and Trust Company f/k/a United Bank of Pinellas, a Florida banking corporation and its subsidiaries.

         "Borrowing Date" shall mean the date as of which the Borrower draws down the Advance.

         "Business Day" shall mean a day other than a Saturday, Sunday or a legal holiday for commercial banks under the laws of the State of Florida.

         "Capital" shall have the meaning given to it on the financial statements of the Bank referred to in Section 4(g).

         "Company" means the Borrower, a bank holding company.

         "Deposit" shall have the meaning given to it on the financial statements of the Bank referred to in Section 4(g).

                                                            -------------------
                                                            Borrower's Initials

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be amended.

         "Event of Default" shall mean any of the events specified in Section
7.1.

         "Indebtedness" shall mean, as to any Person, all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services, and all indebtedness or other obligations of third parties for which such Person is liable or contingently liable, directly or indirectly, or which is secured by or benefits from a Lien on the assets or revenues of such Person.

         "Lien" shall mean any lien, attachment, set-off, charge, mortgage, encumbrance or other security interest or segregation of assets or revenues or other preferential arrangement (whether or not constituting a security interest and whether or not enforceable at law) with respect to any present or future assets, revenues or rights to the receipt of income of the Person referred to in the context in which the term is used, but excluding (i) any purchase money security interest or mortgage on any real or personal property when the obligation secured in incurred for the purchase of such property and does not exceed the lesser of the cost or fair market value thereof at the time of acquisition, and the security interest applies only to such property; (ii) mechanics', materialmen's and similar liens which do not in the aggregate materially interfere with the conduct of such Person's business; (iii) deposits or pledges to secure any statutory obligations or appeals, or any release of an attachment, stay of execution, or injunction, or the performance of bids, tenders, contracts (other than for borrower money) or leases; (iv) liens for current taxes, assessments and governmental charges which are not delinquent (and remain payable without penalty) or are being contested in good faith by appropriate proceedings, adequate reserves having been set aside for the payment thereof; (v) rights or garnishors under writs of garnishment issued with respect to deposits with the Bank; (vi) the contingent right of the holders of Subordinated Debentures to elect two directors of the Company; (vii) liens, mortgages, encumbrances, charges or other security interests existing on property prior to the acquisition of such property by such Person; and (viii) reserves and segregation of assets or stockholders' equity required by banking laws and regulations.

         "Loan(s)" shall have the meaning given to it on the financial statements of the Bank referred to in Section 4(g).

         "Note(s)" shall mean the promissory note(s) described in Section 2.2, as the same may from time to time be amended, modified, extended or renewed by Lender.

         "UFH Shares" shall mean shares of the issued and outstanding shares of common stock, one cent ($0.01) par value, of the Company.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                                                            -------------------
                                                            Borrower's Initials

         "Person" shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof or any other entity whatsoever.

         "Plan" shall mean any plan deemed in Section 4021(a) of ERISA in respect of which the Bank or the Company is and "employer" or a "substantial employer" as said terms are defined in Sections 3(5) and 4001(a) (2) of ERISA, respectively.

         "Prime Rate" shall mean the Prime Rate as determined to be in effect and announced from time to time by Lender.

         "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA.

         "Security Agreement" shall mean the security agreement to be delivered by the Borrower to the Lender pursuant to Section 3(b), as the same may from time to time be amended.

         "Shares" means the 150,000 shares of common stock, $5.00 par value, of the Bank, representing 100% of the issued and outstanding common stock of the Bank owned by the Company.

         1.2 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in accordance with generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements referred to in Section 4(g), and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles.

SECTION 2.  AMOUNT AND TERMS OF ADVANCES

         2.1 Amount. Subject to the terms and conditions of this Agreement, the Lender shall make an Advance to the Borrower on November __, 1997, (herein called the "Borrowing Date") in the principal amount of $3,000,000.00 (the "1997 Advance"). The unpaid principal balance of the 1994 Advance shall be consolidated into the Note upon satisfaction of the conditions precedent set forth in Section 3 and is, as of this date, $625,199.99.

         2.2 Note(s). Both the 1997 Advance and the 1994 Advance shall be evidenced by a Promissory Note substantially in the form of Exhibit "A."

         2.3 Repayment. The Borrower will pay interest, in monthly installments, beginning December 1, 1997, followed by ninety-five (95) consecutive principal installments of $31,250.00 each, plus interest, beginning December 1, 1999, and a final installment equal to all of the principal of and interest on the Loan then remaining unpaid.

                                                            -------------------
                                                            Borrower's Initials

         2.4      Prepayments.

                  (a) The Borrower may at any time at its option prepay the Advance without penalty, in whole or in part, provided, however, that partial prepayments shall be in an aggregate amount of $10,000 or an event multiple thereof.

                  (b) All partial prepayments shall be applied to installments of the Advances in the inverse order of their maturities.

                  (c) The Borrower may prepay the Advances without penalty, in a minimum amount of $100,000 and in $50,000 increments above $100,000, at which time the Lender will, at the request of Borrower and not more often than once in any calendar year, reduce the monthly scheduled payments, to reflect the reduced Advance amount, based on an eight (8) year amortization from the Borrowing Date.

         2.5 Interest. Interest shall accrue on the Renewal Note at the Lender's prime rate per annum. The rate of interest shall change effective upon the day Lender changes or announces its Prime Rate.

         2.6 Default Interest. Following the occurrences of an Event of Default, Lender may, in its sole discretion, determine that all amounts owing to Lender shall bear interest at the Lesser of: Eighteen percent (18.0%) per annum or the maximum interest rate Lender is permitted to charge by law, until such Event of Default is cured. If Lender obtains a judgment for any amount due under the Note, interest will accrue on the judgment at the judgment rate of interest permitted by law.

         2.7 Use of the 1997 Advance. Borrower shall apply the loan proceeds from the 1997 Advance to capitalize Borrower's trust company subsidiary and for general corporate purposes.

         2.8 Payments and Advances. Any payments made by the Borrower hereunder shall be applied first against costs, expenses and indemnities due to the Lender hereunder and under the Security Agreement; then against default interest if any; then against interest due on the Advance; then against principal of the Advances due; and thereafter in prepayment of the Advances set forth in Section 2.4(b).

         2.9 Loan Account. The Lender shall open and maintain on its books a loan account in the Borrower's name showing advances, prepayments, and repayments of the Advances, the computation and payment of interest and other amounts due and sums paid hereunder and under the Security Agreement. Such loan account shall be conclusive and binding on the Borrower absent manifest error.

SECTION 3.  CONDITIONS PRECEDENT TO THE 1997 ADVANCE

         The Lender shall not be required to make the 1997 Advance unless the following conditions shall have been fulfilled on or prior to the Borrowing Date to the satisfaction of the Lender and its counsel:

                                                            -------------------
                                                            Borrower's Initials

                  (a) The Borrower shall deliver to the Lender a duly executed Note pursuant to Section 2.2, dated the Borrowing Date,

                  (b) The Borrower shall have delivered to the Lender the duly executed Security Agreement dated the Borrowing Date pledging the Shares to the Lender as security for the Notes substantially in the Form attached hereto as Exhibit "B,"

                  (c) The Borrower shall have delivered to Lender an opinion of Borrower's counsel, dated the Borrowing Date, substantially in the form attached hereto as Exhibit "C,"

                  (d) The Borrower shall have delivered a duly-executed certificate to the Lender, dated the Borrowing Date, stating that as of such date the representations and warranties set forth in this Agreement remain true and correct as of such date and no Event of Default, or event which with the giving of notice or the passage of time would constitute an Event of Default, has occurred or is continuing substantially in the form attached hereto as Exhibit "D," and

                  (e) All representations and warranties contained herein shall be true and correct.

SECTION 4.  REPRESENTATIONS AND WARRANTIES AS OF THIS DATE HEREOF

         In order to induce the Lender to enter into this Agreement and to make the 1997 Advance, the Borrower represents and warrants to the Lender that:

                  (a) The Bank is a federally insured bank duly organized and chartered, validly existing and in good standing under the laws of the State of Florida, has the corporate power to own its assets and to transact the business in which it is engaged, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification. To the knowledge of the Borrower, the Bank is conducting its operations substantially in accordance with all applicable laws, regulations, memorandums and agreements to which Bank is subject. The Bank has no subsidiaries other than those disclosed.

                  (b) The Borrower has all necessary right, title and authority to execute, deliver and perform this Agreement, the Security Agreement and the Note. No consent of any other Person (including any other current or former stockholder of the Company or the Bank) and no license, approval or authorization of, or registration or declaration with, any governmental body, authority or agency is required in connection with the execution, delivery or performance of this Agreement by the Borrower, except as previously obtained,

                  (c) The UFH Shares and the Shares have been duly and validly authorized and issued and are fully paid and non-assessable,

                  (d) This Agreement has been duly executed and delivered by the Borrower and when executed and delivered by the Borrower in accordance with the terms of this Agreement,

                                                            -------------------
                                                            Borrower's Initials
each of the Note and the Security Agreement will constitute legal, valid and binding obligations of the Borrower, enforceable against Borrower in accordance with their respective terms, except that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting creditors' rights,

                  (e) The execution, delivery and performance by the Borrower of this Agreement, the Note and the Security Agreement will not violate any provision of any applicable law or regulation on the part of Borrower, or of any writ or decree of any court or governmental authority binding upon Borrower or Bank, or of the Articles of Incorporation or Bylaws of the Borrower or Bank, or of any material provision of any indenture, contract, agreement or other undertaking to which the Borrower or Bank is a party or which purports to be binding upon the Borrower or Bank or any of their respective assets, and will not result in the creation of imposition of any Lien on any of the assets of the Borrower or Bank except in favor of Lender. Neither the Borrower nor the Bank is in default in any material respect in the performance of any agreement or understanding to which either is a party or which purports to bind any of its or their respective assets, except as disclosed in the audited financial statements of the Borrower and the Bank at and for the year ended December 31, 1996,

                  (f) Except as set forth in Exhibit "E" to this Agreement, there is no action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or Bank or any of their respective assets which, upon its ultimate resolution, could have a material adverse effect on the financial condition, business or operations of the Borrower or the Bank exclusive, however, of matters affecting financial institutes in general,

                  (g) The financial statements of the Borrower and Bank that have been delivered by the Borrower to Lender, are complete and correct, present fairly their financial condition for the periods set forth therein, and have been prepared in accordance with generally accepted accounting principals if the United States consistently applied. There are not material contingent liabilities of the Borrower and Bank as of the date hereof that are not reflected in said financial statement. There has been no material adverse change in the financial statements were furnished to Lender. All information provided by the Borrower to the Lender in connection with this transaction are true and correct in all material respects, and the Borrower has not omitted any material fact in order to make such information misleading,

                  (h) The Borrower and Bank have filed all federal, state and local tax returns that are required to be filed (except such returns for which extensions have been secured), and have paid all taxes as shown on said returns and all assessments received by them to the extent that such taxes and assessment have become due (except such taxes or assessments as are being contested in good faith by appropriate proceedings diligently pursued),

                  (i) The Borrower and Bank have good title to their respective properties and assets, including the properties and assets reflected in the financial statements of the Bank, subject to no liens other than those reflected in said financial statements and except for any covenants, restrictions, rights, easements and minor irregularities in title which do not materially

                                                            -------------------
                                                            Borrower's Initials
interfere with the occupation, use and enjoyment by the Borrower or the Bank of such properties and assets, or materially impair the value thereof,

                  (j) Based on ERISA and the regulations and published interpretations thereunder, the Bank is in compliance in all material respects with all applicable provisions or ERISA at such time as such compliance shall have been legally required. No Reportable Event has occurred and is continuing with respect;to any Plan, and the Bank has not incurred any liability to PBGC under Section 4062 of ERISA,

                  (k) As of the Borrowing Date, the Borrower is the legal and equitable owner of the Shares, free and clear of all liens (other than as created by this Agreement and the Security Agreement), and has all necessary right and authority to pledge, assign and deliver the Shares in the manner contemplated herein and in the Security Agreement. The Shares constitute 100% of the issued and outstanding common stock of the Bank. There are no other classes of stock of the Bank issued and outstanding,

                  (l) The Shares are not "margin stock" as such term is defined in Regulation U of the Board of Governors of the Federal Revenue System,

                  (m) The Borrower and Bank are in compliance with any and all memorandums, letters or other documents issued to either Borrower or Bank, or both by any regulatory body having jurisdiction over Borrower or Bank, or both, and

                  (n) No Event of Default has occurred and is continuing.

SECTION 5.  OTHER REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement and make the 1997 Advance, the Borrower represents and warrants to the Lender that on the Borrowing Date:

                  (a) The Borrower is a bank holding company (as such term is defined in the Bank Holding Company Act of 1956, as amended) validly existing and in good standing under the laws of the State of Florida, has the corporate power to own the Shares, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which the ownership of the Shares requires such qualifications.

                  (b) The Company shall have good title to the Shares, subject to no Liens other than pursuant to this Agreement and the Security Agreement.

                  (c) The Borrower shall have no Indebtedness except for the Subordinated Debentures, Convertible Subordinated Debentures and the Advance, and other Indebtedness not in excess of $25,000.



                                                            -------------------
                                                            Borrower's Initials

SECTION 6.  COVENANTS EFFECTIVE UPON EXECUTION OF THIS AGREEMENT

         6.1 The Borrower covenants and agrees that from the date of this Agreement and so long as any amount shall be owed to the Lender hereunder or under the Security Agreement, Borrower shall:

                  (a)      Cause the Bank to furnish to the Lender:

                           (i) as soon as practicable and in any event within
45 days after the close of each of the first three quarters of each of the Bank's fiscal years, balance sheets (or statements of condition) of the Bank as of the end of such quarter, and statements of income and stockholders' equity for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in comparative form in the cases of balance sheets (or statements of condition) of the Bank as of the end of such quarter and the related statements of income and stockholders' equity, the corresponding figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified by an authorized owner of the Bank as having been prepared in accordance with generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements referred to in
Section 4(g);

                           (ii) as soon as practicable and in any event within
90 days after the close of each of the Bank's fiscal years, a copy of the annual audit report of the Bank, prepared by independent certified public accountants reasonably satisfactory to the Lender, including therein financial statements consisting of balance sheets (or statements of conditions) of the Bank as of the end of such fiscal year, and statements of income, changes in financial position and stockholders' equity of the Bank, for such fiscal year, all in reasonable detail and certified by an authorized officer of the Bank as having been prepared in accordance with generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements referred to in Section 4(g), and a listing as of the end of such fiscal year of the Bank's contingent liabilities and guarantees, certified by an authorized officer of the Bank,

                           (iii) concurrently with the delivery of the
financial statements referred to in clauses (i) and (ii) above, a certificate by an authorized officer of the Bank setting forth calculations showing compliance with all financial tests for the Bank contained herein and stating that to the best of his knowledge (A) the Bank has satisfied and continues to satisfy each such test except as specifically indicated, and (B) to the best of his knowledge no Event of Default exists, or if an Event of Default does exist, specifying such Event of Default and the nature thereof;

                           (iv) to the full extent permitted by applicable laws
and regulations, promptly after the same are available, copies of all regulatory or periodic reports that the Bank may file with any governmental body, authority, or agency, to include but not be limited to Call Reports and Uniform Bank Performance Reports;

                           (v) as soon as practicable and in any event within
five Business Days after the existence of an Event of default comes to the attention of an officer of the Bank, written notice of such occurrence;


                                                            -------------------
                                                            Borrower's Initials

                           (vi) immediately after the commencement thereof,
notice in writing of all actions or proceedings of the type described in
Section 4(f);

                           (vii) such other information with respect to the
financial condition and operations of the Borrower or Bank, as the Lender may from time to time reasonably request.

                  (b)      Furnish to the Lender:

                           (i) as soon as practicable and in any event within
45 days after the close of each of the first three quarters of each of the Borrower's fiscal years, balance sheets (or statements of condition) of the Borrower as of the end of such quarter, and statements of income and stockholders' equity for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in comparative form in the cases of balance sheets (or statements of condition) of the Borrower as of the end of such quarter and the related statements of income and stockholders' equity, the corresponding figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified by an authorized officer of the Borrower as having been prepared in accordance with generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements referred to in Section 4(g);

                           (ii) as soon as practicable and in any event within
90 days after the close of each of the Borrower's and Bank's fiscal years, (A) a copy of the annual, consolidated, audit report of the Borrower and Bank prepared by independent certified public accountants reasonably satisfactory to the Lender, including therein financial statements consisting of consolidated balance sheets (or statements of condition) of the Borrower and Bank as of the end of such fiscal year, and consolidated statements of income, changes in financial position and stockholders' equity of the Borrower and Bank for such fiscal year, (B) consolidating balance sheets (or statements of condition) of the Borrower and Bank as of the end of such fiscal year and consolidating statements of income, changes in financial position and stockholder's equity of the Borrower and Bank for such fiscal year, all in reasonable detail and certified by an authorized officer of the Borrower as having been prepared in accordance with generally accepted accounting principles in the United States consistent with those applied in the preparation of the financial statements referred to in Section 4(g); and

                           (iii) as soon as practicable and in any event within
120 days after the close of each of the Borrower's fiscal years, a complete copy of Borrower's consolidated tax return.

                  (c) Duly pay and discharge, and cause the Bank to duly pay and discharge, when due, all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or upon its properties unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings diligently pursued which will not, in Lender's opinion, have or result in a material adverse effect on Borrower or Bank,

                  (d) Maintain, and cause the Bank to maintain, with financially sound and reputable insurance companies or associations, insurance on its properties in such amounts and

                                                            -------------------
                                                            Borrower's Initials
covering such risks as is usually carried covering similar properties in the same geographical areas in which such properties are located,

                  (e) Cause the Bank to perform all obligations to be performed by it pursuant to the terms of each indenture, agreements, contract or other instrument by which Borrower or the Bank or their respective properties are bound, noncompliance with which would have a material adverse effect on its business, financial condition or properties,

                  (f) Observe, conform and comply with in all material respects, and cause the Bank to observe, conform and to comply with in all material respects, and cause the Bank to observe, conform and to comply with in all material respects, the requirements of all applicable laws, decisions, judgments, rules, regulations and orders of any governmental authority, and with any agreements or understandings with any governmental authority having jurisdiction over Borrower or the Bank, except such as are being contested in good faith by appropriate proceedings diligently pursued and which will not, in Lender's opinion, have or result in a material adverse effect, financial or otherwise on Borrower or Bank,

                  (g) Cause the Bank to maintain corporate books and financial records,

                  (h) Cause the Bank to permit any attorney, agent, employee, accountant or officer designated by the Lender, at the expense of the Lender, to visit and inspect any of the properties of the Borrower and the Bank, to examine the corporate books and financial records of the Borrower and the Bank and make copies thereof or extracts therefrom, and to discuss its affairs, finances and accounts with officers of the Lender, all at such times as the Lender may reasonably request,

                  (i) Not incur, and cause Bank not to incur any new indebtedness, liability or debt in excess of $25,000 per year, except in the ordinary course of business and except for subordinated debentures and convertible subordinated debentures

                  (j) Cause the Bank to comply in all material respects with ERISA,

                  (k) Cause the Bank to deliver, as soon as possible, and in any event within 30 days after the Bank knows or has reason to know that any Reportable Event involving in excess of o of the assets of any Plan has occurred with respect to such Plan or that PBGC or the Bank has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, to the Lender a certificate of the chief financial officer of the Bank setting forth details as to such Reportable Event and the action that the Bank proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or any notice delivered by PBGC evidencing its intent to institute such termination proceedings, or any notice delivered by the Bank to the PBGC, that such Plan is to be terminated, as the case may be. For all purposes of this paragraph, the Bank shall be deemed to have all knowledge of all facts attributable to the administrator of such Plan,

                  (l) Not permit the issuance of additional shares or any other classes of stock of the Bank, without prior written consent of Lender,


                                                            -------------------
                                                            Borrower's Initials

                  (m) Pledge, assign and deliver to the Lender pursuant to the Security Agreement any additional stock in the Bank which Borrower may acquire,

                  (n) At all times continue to own 100% of the issued and outstanding stock of the Bank, free and clear of all Liens except for any Lien in favor of the Lender,

                  (o) Cause the Bank not to permit, without the Lender's prior written consent:

                           (i) any merger or consolidation of the Bank with
another entity; or

                           (ii) any transfer, lease, or disposition of, or
creation of any Lien upon, any of the property or assets of the Bank except in the ordinary course of business,

                  (p)      Cause the Bank not to permit:

                           (i) any event which would prohibit the Bank from
continuing to conduct its banking business;

                           (ii) any transaction between the Bank and any of
Borrower's stockholders, or any entity in which any such stockholders own an equity interest, in which the terms of such transactions would be less favorable to the Bank than in an arm's length transaction; or

                           (iii)    any liquidation or dissolution of the Bank,

                  (q) Except as expressly contemplated by this Agreement, not sell, transfer or otherwise dispose of, or convey any interest in, or permit any Lien upon, the Shares,

                  (r) Cause the Bank to at all times maintain at least the minimum capital required by state and federal regulators to avoid regulatory or supervisory action,

                  (s) Deliver to the Lender (i) immediately after the commencement thereof, notice in writing of all actions or proceedings of the type described in Section 4(0 or where damages in excess of $100,000 are sought against either Borrower or the Banks, and (ii) as soon as the existence of any Event of Default, or event which with the giving of notice or the passage of time would constitute an Event of Default, comes to Borrower's attention, written notice thereof.

                  (t) Maintain an annual debt service coverage ratio at 1.20:1. This ratio is defined as the sum of net income plus interest expense divided by the sum of principal payments of debt plus interest expense.

SECTION 7.  EVENTS OF DEFAULT

         7.1 Events of Default. Each of the following events shall constitute an event of Default under this Agreement.

                                                            -------------------
                                                            Borrower's Initials

                  (a) The Borrower shall, for any reason whatsoever, whether voluntarily or involuntarily, fail to make payment in full of any amount due under this Agreement, the Note, or the Security Agreement when and as due, and such default in payment shall continue for a period of 10 days after notice to the Borrower by the Lender. Acceptance of partial payment by the Lender shall not constitute a waiver of failure to make payment in full,

                  (b) Any representation or warranty made by the Borrower in this Agreement or the Security Agreement shall prove to have been incorrect, untrue or misleading in any material respect on the date when made or the date of any certificate confirming such representation or warranty, or any information, certificate or opinion furnished by or on behalf of the Borrower or the Bank to the Lender under this Agreement shall prove to have been incorrect, untrue or misleading in any material respect as of its date,

                  (c) Other than as specified in Section 7.1(a), the Borrower shall, for any reason whatsoever, whether voluntarily or involuntarily, fail to perform or breach any provision of this Agreement, the Note, or the Security Agreement, and such failure or violation shall not be curable or, if curable, shall continue uncured for a period exceeding 30 days,

                  (d) Any governmental approval, authorization, license or registration now or hereafter required in connection with the performance of this Agreement, the Security Agreement, or the Note by Borrower shall not be granted, or if granted, shall be terminated or revoked and not reinstated within 30 days of such termination or revocation,

                  (e) The Borrower or Bank shall deny or contest the validity, enforceability or legality of any material provision of this Agreement, the Security Agreement, or the Note, or shall deny any responsibility with respect thereto, or it shall become unlawful for the Borrower to perform its obligations hereunder or thereunder, or any action by an governmental authority or enactment, modification or final and binding change in the interpretation of any applicable laws subsequent to the date hereof shall, in any material respect, restrict, interfere with or prohibit the full and faithful performance by the Borrower of its obligations hereunder and the thereunder,

                  (f) The Borrower or Bank shall fail to pay in full, and when and as due (including any applicable grace period or period for cure), any amount owed in respect of any of its other Indebtedness, or there shall occur any other material event of default under any agreement or instrument relating to such other Indebtedness the effect of which is to accelerate the maturity thereof,

                  (g) With respect to any Plan, the occurrence of a Reportable Event or any failure to satisfy minimum funding requirements (excluding any waiver which might be granted by the Internal Revenue Service and any cure effected within any period of time provided by ERISA),

                  (h) The determination by any regulatory body having jurisdiction over Bank of a CAMEL rating other than a 1, 2, 3 or 4 for the Bank, and

                                                            -------------------
                                                            Borrower's Initials

         7.2 Consequences. If an Event of Default shall occur and be continuing beyond any grace period permitted therefor hereunder, the Lender may by notice to the Borrower: (i) declare the entire amount of the Advance together with accrued interest and all other sums payable hereunder and under the Security Agreement to be immediately due and payable, and/or (ii) terminate its obligation to advance any sums hereunder. such termination to be effective upon the giving of such notice.

         In the event that the Advance shall become due and payable by acceleration as provided above, the advance shall, upon the giving of such notice by the Lender, become immediately due and payable (together with any accrued interest thereof to the date of such prepayment) without presentment, demand, protest or notice of any kind other than the notice specifically required by this Section, all other notice being expressly waived by the Borrower. If any Event of Default shall occur, it may only be waived by a notice from the Lender in writing.

SECTION 8.  LOAN ADMINISTRATION

         8.1 Entire Agreement and Amendment. This Agreement, the Security Agreement, together with the Note and the certificates, opinions, and other documents to be executed and delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior expressions of intent or understanding with respect to this transaction. This Agreement may be amended, but only by an instrument in writing executed by the party or parties to be bound or burdened thereby.

         8.2 Cumulative Rights and Waiver. The failure or delay of tile Lender to require performance by the Borrower, or to enforce its rights under any provision of this Agreement, the Security Agreement or the Note, shall not affect its right to require performance thereof and to enforce its rights with respect to such provision unless and until such performance has been waived in writing by the Lender. Any waiver of an Event of Default shall be effective only in strict accordance with its teens and may be restricted or conditioned in any way. No waiver of any Event of Default shall constitute a waiver of the continuance or recurrence of such Event of Default or of any other Event of Default, except as provided in such waiver. The rights granted to the Lender hereunder, under the Note, the Security Agreement or under any other document or instrument delivered hereunder, and any rights available to it at law or in equity, shall be cumulative and may be exercised in part or in whole from time to time.

         8.3 Assignment. This Agreement shall be binding upon and shall be enforceable by the Borrower, the Lender and their respective successors and assigns. The Borrower shall not have the right to assign or transfer its rights or obligations hereunder without the prior written consent of the Lender.

         8.4 Indemnification. The Borrower shall indemnify, save and hold harmless the Lender from and against any and all losses, claims, damages, liabilities and costs caused by, resulting from or arising out of any untrue or incorrect representation or warranty contained herein or in any document, opinion or certificate delivered to the Lender in connection with this Agreement.

                                                            -------------------
                                                            Borrower's Initials

         8.5 Notices. All notices, requests and demands to or upon any party hereto shall be deemed to have been given or made (i) upon delivery in person,
(ii) five days after it is mailed, first class, postage prepaid, (iii) upon receipt, when mailed Certified Return Receipt, postage paid, or (iv) in the case of telegraphic notice, when delivered to the telegraph company and transmitted to the intended recipient, addressed to such party as follows or to such other address as may be hereafter designated in writing by such party to the other parties hereto:

         The Lender:                Commercial Banking
                                    AmSouth Bank
                                    P.O. Box 3370
                                    Tampa, FL 33601
                                    (street address:
                                    100 North Tampa
                                    Tampa, FL 33602)

         The Borrower:              President
                                    United Financial Holdings
                                    Post Office Box 14517
                                    St. Petersburg, FL 33733

         8.6 Payment of Expenses and Taxes. The Borrower agrees to pay upon demand all costs and expenses of the Lender in connection with the preparation, execution and delivery of this Agreement, the Security Agreement, and the Note, including, without limitation, the fees and disbursements for counsel for the Lender, and to pay all costs and expenses of the Lender in connection with the enforcement of this Agreement, the Security Agreement, and the Note, including legal fees and disbursements arising in connection therewith, from and after the occurrence of an Event of Default. The Borrower also agrees to pay, and to hold the Lender harmless from any delay in paying, stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement, the Security Agreement, or the Note, or any modification thereof. In the event that any judicial authority, regulatory authority or Lender determines that any documentary stamp tax must be paid on or in connection with the execution and/or delivery of this Agreement, the Security Agreement, the Note or any other document related to this transaction, Borrower shall indemnify, save and hold harmless and promptly reimburse Lender upon demand for such stamps or taxes and all costs and expenses associated therewith, including, but not limited to, interest, penalties, fines or any other charges associated with or arising from such tax.

         8.7 Representation by the Lender. The Lender represents that it is acquiring the Note for its own account in the ordinary course of extending credit as a banking institution and not with a view to the distribution or resale thereof.

         8.8 Survival of Representations and Warranties. All representations and warranties made in this Agreement and in any certificates or documents delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Note, Security Agreement and the making of the Advance.


                                                            -------------------
                                                            Borrower's Initials

         8.9 Governing Law; Venue. This Agreement and the Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Florida. Any legal action arising out of this Agreement or the relationship of the parties hereto shall have as its venue Pinellas County, Florida.

         8.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         8.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         8.12 Lawful Interest. No provision of this Agreement or of the Note shall be deemed to require the payment, or permit the collection, of the interest in excess of that permitted by applicable law is collected by the Lender, such collection shall be deemed inadvertent and the excess interest promptly refunded.

         8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. Except as other specified, references in this Agreement to "Section" or "section" are references to sections of this Agreement.

         ALL PARTIES OF THIS TRANSACTION AGREE THAT EACH PARTY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY ARISING OUT OF ANY MATTER CONNECTED WITH THIS LOAN AGREEMENT.


                                                            -------------------
                                                            Borrower's Initials

         IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

Signed sealed and delivered


                                               UNITED FINANCIAL HOLDINGS, INC.

-------------------------------                By:
                                                  -----------------------------
                                                  Neil W. Savage, President
-------------------------------

                                               AMSOUTH BANK

-------------------------------                By:
                                                  -----------------------------

-------------------------------                   -----------------------------
                                                  Name (Printed or Type)


United Bank and Trust Company hereby acknowledges, accepts and approves this Agreement on the date first written above.

                                               UNITED BANK AND TRUST COMPANY


                                               By:
                                                  -----------------------------
                                                  Neil W. Savage, Chairman



                                                            -------------------
                                                            Borrower's Initials